THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   P R O X Y
                     FOR SPECIAL MEETING OF SHAREHOLDERS OF
                                CAPITAL BANCORP


KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned shareholder of Capital
Bancorp ("CAPITAL") do hereby nominate, constitute and appoint         ,
,          , or any one of them (with full power to act alone) my proxy and true and lawful attorney(s) in fact with full power of substitution, for me and in my name, place and stead to vote all Common Stock of CAPITAL standing in my name, on its books at the close of business on February 28, 1994 at the special
meeting of its shareholders to be held at                  , Salt Lake City,
Utah on            , 1994 at       p.m., local time, or at any adjournment
thereof, with all the powers the undersigned would possess if personally present, as follows:

1. Proposal to approve and adopt an Agreement and Plan of Merger dated September 17, 1993 by and between CAPITAL and Banc One Arizona Corporation ("Banc One Arizona") and joined in by BANC ONE CORPORATION ("BANC ONE") and providing for the merger of CAPITAL with and into Banc One Arizona, as subsidiary of BANC ONE, pursuant to which each share of CAPITAL Common Stock (other than shares of CAPITAL Common Stock owned by a CAPITAL shareholder who properly demands and preserves dissenters' rights) will be converted into shares of BANC ONE Common Stock as follows:

         If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined below), each share of CAPITAL Common will be converted into an amount of BANC ONE Common having a market value of $95.33 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CAPITAL Common will be converted into 2.587 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CAPITAL Common will be converted into 2.140 shares of BANC ONE Common. The Valuation Period will be the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal for NYSE composite transactions ending on the sixth NYSE trading day immediately prior to the Merger.


            FOR                   AGAINST                   ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors knows of no other business to be brought before the meeting.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND ACCORDING TO THE BEST JUDGMENT OF THE PROXIES WITH REGARD TO PROPOSAL 2.

THIS PROXY MAY BE REVOKED BY A SUBSEQUENTLY DATED PROXY OR WRITTEN NOTICE TO THE BOARD OF DIRECTORS OR PERSONAL BALLOT AT THE MEETING.

    Please sign exactly as name appears on CAPITAL's records. When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, trustee, committee, personal representative or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                     Dated:


           Signature                            Signature if held jointly


      (Please print name)                          (Please print name)


    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   P R O X Y
                     FOR SPECIAL MEETING OF SHAREHOLDERS OF
                               CAPITAL CITY BANK


KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned shareholder of Capital
City Bank ("CCB") do hereby nominate, constitute and appoint       ,        ,
        , or any one of them (with full power to act alone) my proxy and true and lawful attorney(s) in fact with full power of substitution, for me and in my name, place and stead to vote all Common Stock of CCB standing in my name, on its books at the close of business on February 28, 1994 at the special
meeting of its shareholders to be held at                        , Salt Lake
City, Utah, on                           at       p.m., local time, or at any
adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1. Proposal to approve and adopt a Bank Merger Agreement dated December 14, 1993 by and between CCB and Bank One, Utah, N.A. ("Bank One, Utah") and providing for the merger of CCB with and into Bank One, Utah, as subsidiary of BANC ONE CORPORATION, pursuant to which each share of CCB Common Stock (other than shares of CCB Common Stock owned by a CCB shareholder who properly demands and preserves dissenters' rights and shares owned by Capital Bancorp) will be converted into shares of BANC ONE Common Stock as follows:

         If the average price of BANC ONE Common is not less than $36.85 nor greater that $44.55 during the Valuation Period (as defined below), each share of CCB Common will be converted into an amount of BANC ONE Common having a market value of $125.40 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CCB Common will be converted into
         3.403 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CCB Common will be converted into 2.815 shares of BANC ONE Common. The Valuation Period will be the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal for NYSE composite transactions ending on the sixth NYSE trading day immediately prior to the Merger.


            FOR                   AGAINST                   ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors knows of no other business to be brought before the meeting.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND ACCORDING TO THE BEST JUDGMENT OF THE PROXIES WITH REGARD TO PROPOSAL 2.

THIS PROXY MAY BE REVOKED BY A SUBSEQUENTLY DATED PROXY OR WRITTEN NOTICE TO THE BOARD OF DIRECTORS OR PERSONAL BALLOT AT THE MEETING.

    Please sign exactly as name appears on CCB's records. When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, trustee, committee, personal representative or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                     Dated:



         Signature                              Signature if held jointly


      (Please print name)                          (Please print name)


    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE